SUB-ITEM 77Q1(e)



                             MEMORANDUM OF AGREEMENT

        This Memorandum of Agreement is entered into as of this 1st day of July, 2002, between AIM Variable Insurance Funds (the "Trust"), on behalf of the funds listed on Exhibit "A" to this Memorandum of Agreement (the "Funds"), and A I M Advisors, Inc. ("AIM").

        For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Trust and AIM agree as follows:

        The Trust and AIM agree until, the date set forth on the attached Exhibit "A," that AIM will waive its fees or reimburse expenses to the extent that the expenses (excluding Rule 12b-1 fees, if any, interest, taxes, dividend expense on short sales, extraordinary items, and increases for indirect expenses resulting from expense offset arrangements, if any) of a class of a Fund exceed the rate set forth on Exhibit "A" of the average daily net assets allocable to such class. Neither the Trust nor AIM may remove or amend the waivers or expense limitations to the Trust's detriment prior to the date set forth on Exhibit "A." AIM will not have any right to reimbursement of any amount so waived or reimbursed.

        The Trust and AIM agree to review the then-current waivers or expense limitations for each class of each Fund listed on Exhibit "A" on a date prior to the date listed on that Exhibit to determine whether such waivers or limitations should be amended, continued or terminated. Unless the Trust, by vote of its Board of Trustees, or AIM terminates the waivers or limitations, or the Trust and AIM are unable to reach an agreement on the amount of the waivers or limitations to which the Trust and AIM desire to be bound, the waivers or limitations will continue for additional one-year terms at the rate to which the Trust and AIM mutually agree. Exhibit "A" will be amended to reflect that rate and the new date through which the Trust and AIM agree to be bound.

        It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall only bind the assets and property of the Funds, as provided in the Trust's Agreement and Declaration of Trust. The execution and delivery of this Memorandum of Agreement have been authorized by the Trustees of the Trust, and this Memorandum of Agreement has been executed and delivered by an authorized officer of the Trust acting as such; neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Funds, as provided in the Trust's Agreement and Declaration of Trust.

        IN WITNESS WHEREOF, the Trust and AIM have entered into this Memorandum of Agreement as of the date first above written.

                                            AIM Variable Insurance
                                            Funds, on behalf of each
                                            Fund listed in Exhibit "A"
                                            to this Memorandum of
                                            Agreement

                                            By: /s/ Robert H.Graham
                                                ------------------------------
                                            Title: President


                                            A I M Advisors, Inc.

                                            By: /s/ Robert H. Graham
                                                ------------------------------

                                            Title: President

                                   EXHIBIT "A"

                          AIM VARIABLE INSURANCE FUNDS


           FUND                               EXPENSE LIMITATION                COMMITTED UNTIL
           ----                               ------------------                ---------------
AIM V.I. Aggressive Growth Fund

        Series I                           Total Annual Fund Operating          June 30, 2003
                                           Expenses Limited to 1.30%

        Series II                          Total Annual Fund Operating          June 30, 2003
                                           Expenses Limited to 1.30%


AIM V.I. Basic Value Fund

        Series I                           Total Annual Fund Operating          June 30, 2003
                                           Expenses Limited to 1.30%

        Series II                          Total Annual Fund Operating          June 30, 2003
                                           Expenses Limited to 1.30%


AIM V.I. Blue Chip Fund

        Series I                           Total Annual Fund Operating          June 30, 2003
                                           Expenses Limited to 1.30%

        Series II                          Total Annual Fund Operating          June 30, 2003
                                           Expenses Limited to 1.30%


AIM V.I. Capital Development Fund

        Series I                           Total Annual Fund Operating          June 30, 2003
                                           Expenses Limited to 1.30%

        Series II                          Total Annual Fund Operating          June 30, 2003
                                           Expenses Limited to 1.30%


AIM V.I. Dent Demographic Trends Fund

        Series I                           Total Annual Fund Operating          June 30, 2003
                                           Expenses Limited to 1.30%

        Series II                          Total Annual Fund Operating          June 30, 2003
                                           Expenses Limited to 1.30%


           FUND                               EXPENSE LIMITATION                COMMITTED UNTIL
           ----                               ------------------                ---------------
AIM V.I. High Yield Fund

        Series I                           Total Annual Fund Operating          June 30, 2003
                                           Expenses Limited to 1.30%

        Series II                          Total Annual Fund Operating          June 30, 2003
                                           Expenses Limited to 1.30%

AIM V.I. Mid Cap Core Equity Fund

        Series I                           Total Annual Fund Operating          June 30, 2003
                                           Expenses Limited to 1.30%

        Series II                          Total Annual Fund Operating          June 30, 2003
                                           Expenses Limited to 1.30%


AIM V.I. New Technology Fund

        Series I                           Total Annual Fund Operating          June 30, 2003
                                           Expenses Limited to 1.30%

        Series II                          Total Annual Fund Operating          June 30, 2003
                                           Expenses Limited to 1.30%